Exhibit 10.36

FIRST AMENDMENT TO LEASE

This First Amendment To Lease (“Amendment”), is made as of November 18, 2005, by and between Alaska Consolidated DE LLC, YABQ DE LLC, and KDC Idaho DE LLC known as Lakepointe Centre I Co-Tenancy, successor to M&S Prime Properties, Ltd. (“Landlord”) and American Ecology Corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 18, 2002 (“Lease”) for that certain parcel of real property and the improvements located thereon known as Lakepointe Centre I, 300 East Mallard Drive, Suite 300, Boise, Idaho (“Premises”);

WHEREAS, Landlord and Tenant desire to expand the Premises of the Lease and to amend the Lease in certain respects as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Construction. Any capitalized term not defined in this Amendment shall have the meaning given to it in the Lease. In the event of any inconsistency between the provisions of the Lease and this Amendment, the provision of this Amendment shall control.

2.     Timing. Each of the following amendments to the Lease take effect as of February 1, 2006, or upon substantial completion of tenant improvements to Suite 360, whichever happens last, unless expressly provided otherwise.

3.     Premises. Section 6 of the Basic Lease Information of the Lease is amended to add Suite 360 to the Premises with an additional 2,353 rentable square feet as shown in Exhibit A attached hereto, which will make the total Premises 10,925 rentable square feet.

4.     Term. Section 7 of the Basic Lease Information of the Lease is amended to extend the term to sixty (60) months.

5.     Base Rent. The Base Rent provided in Section 10 of the Basic Lease Information of the Lease shall be amended as follows:

PERIOD Months	MONTHLY INSTALLMENTS OF BASE RENT
1-12	$16,387.50
13-24	$16,842.71
25-36	$17,297.92
37-48	$17,753.13
49-60	$18,208.33

6.     Base Year. The Base Year provided in Section 12 of the Basic Lease Information shall be amended from 2003 to 2006.

7.     Tenant's Proportionate Share: Section 13 of the Basic Lease Information for Tenant's share of the operating expenses shall be amended from 13.42% to 17.10%.

8.     Tenant Improvement Allowance: Effective immediately, Section 14 of the Basic Lease Information of the Lease shall be amended as follows: Landlord shall provide space planning for Tenant at no charge and the tenant improvements and allowance shall be as set forth in Exhibit B to this Amendment.

9.     Notice. Effective immediately, the Lease shall be amended to add a notice provision as follows:

The addresses for Landlord are:

Landlord:	Thorton Oliver Keller Commercial Real Estate, LLC
Attn: Property Manager
250 S. Fifth Street, Second Floor
Boise, ID 83702

with a copy to:	Lakepointe Centre I Co-Tenancy
Attn: Stuart C. Bond
c/o Bond Stephens & Johnson, Inc.
3201 “C” Street, Suite 200
Anchorage, Alaska 99503

10.   Other Provisions. Except as modified by this Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

[END OF TEXT]

LANDLORD:
Alaska Consolidated DE LLC, YABQ DE LLC and KDC Idaho DE LLC, Delaware limited liability companies
By: Alaska Consolidated LLC

By: /s/ Stuart C. Bond
Stuart C. Bond, Managing Member

TENANT:

American Ecology Corporation

By: /s/ James R. Baumgardner
Name: James R. Baumgardner
Title: SVP/CFO

EXHIBIT A
FLOOR PLAN FOR SUITE 360

EXHIBIT B
TENANT IMPROVEMENTS

-	Install new door from Tenant's existing Premises, Suite 300, into Suite 360 as noted on Exhibit A - Floor Plan.
-	Remove wall between Suite 360 and Suite 370, patch and paint walls as needed.
-	Install new Tenant demising wall between Suite 360 and Suite 370 as noted on Exhibit A - Floor Plan.
-	Adjust HVAC in new expansion space between Suite 360 and Suite 370.
-	Install proper electrical outlets and light switches in expansion space between Suite 360 and Suite 370.
-	Patch and repair carpet as needed in expansion space.
-	Patch and paint as needed in expansion space.